                                                                EXHIBIT 99(m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $71,178.02
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $57,699.37
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,251.87
- Mortality & Expense Charge****     $   658.52
+ Hypothetical Rate of Return*****    ($760.96)
                                     ---------
=                                    $   71,178 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 34.28
 2      $ 34.29
 3      $ 34.29
 4      $ 34.30
 5      $ 34.31
 6      $ 34.32
 7      $ 34.33
 8      $ 34.34
 9      $ 34.34
10      $ 34.35
11      $ 34.36

12      $ 34.37
Total   $411.87

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
 1       ($64.49)
 2       ($64.29)
 3       ($64.10)
 4       ($63.90)
 5       ($63.70)
 6       ($63.51)
 7       ($63.31)
 8       ($63.12)
 9       ($62.93)
10       ($62.73)
11       ($62.54)
12       ($62.34)
Total   ($760.96)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =

Year 5 Policy Value             $71,178.02
- Year 5 Surrender Charge       $18,694.85
                                ----------
=                               $   52,483 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $85,392.66
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $67,135.23
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,246.69
- Mortality & Expense Charge****     $   743.53
+ Hypothetical Rate of Return*****   $ 4,097.65
                                     ----------
=                                    $   85,393 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 33.93
 2      $ 33.92
 3      $ 33.91
 4      $ 33.91
 5      $ 33.90
 6      $ 33.89
 7      $ 33.89
 8      $ 33.88
 9      $ 33.87
10      $ 33.87
11      $ 33.86
12      $ 33.86
Total   $406.69

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------


 1      $  337.58
 2      $  338.28
 3      $  338.98
 4      $  339.69
 5      $  340.39
 6      $  341.10
 7      $  341.81
 8      $  342.53
 9      $  343.24
10      $  343.96
11      $  344.68
12      $  345.41
Total   $4,097.65

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =

Year 5 Policy Value             $85,392.66
- Year 5 Surrender Charge       $18,694.85
                                ----------
=                               $   66,698 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $102,049.82
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $77,759.89
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,240.75
- Mortality & Expense Charge****     $   839.23
+ Hypothetical Rate of Return*****   $10,219.91
                                     ----------
=                                    $  102,050 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 33.53
 2      $ 33.51
 3      $ 33.48
 4      $ 33.46
 5      $ 33.43
 6      $ 33.41
 7      $ 33.38
 8      $ 33.36
 9      $ 33.33
10      $ 33.31
11      $ 33.28
12      $ 33.26
Total   $400.75

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ----------
 1      $   819.63
 2      $   825.30
 3      $   831.01
 4      $   836.77
 5      $   842.58
 6      $   848.43
 7      $   854.33
 8      $   860.28
 9      $   866.28

10      $   872.32
11      $   878.42
12      $   884.56
Total   $10,219.91

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =

Year 5 Policy Value             $102,049.82
- Year 5 Surrender Charge       $ 18,694.85
                                -----------
=                               $    83,355 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $69,411.56
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $56,398.84
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,748.25
- Mortality & Expense Charge****     $   644.39
+ Hypothetical Rate of Return*****    ($744.63)
                                     ----------
=                                    $   69,412 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------


 1      $ 55.60
 2      $ 55.62
 3      $ 55.63
 4      $ 55.65
 5      $ 55.66
 6      $ 55.68
 7      $ 55.70
 8      $ 55.71
 9      $ 55.73
10      $ 55.74
11      $ 55.76
12      $ 55.77
Total   $668.25

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
 1       ($63.31)
 2       ($63.08)
 3       ($62.85)
 4       ($62.62)
 5       ($62.39)
 6       ($62.16)
 7       ($61.94)
 8       ($61.71)
 9       ($61.48)
10       ($61.25)
11       ($61.02)
12       ($60.80)
Total   ($744.63)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =

Year 5 Policy Value             $69,411.56

- Year 5 Surrender Charge       $18,694.85
                                ----------
=                               $   50,717 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $83,379.86
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $65,685.38
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,740.00
- Mortality & Expense Charge****     $   728.09
+ Hypothetical Rate of Return*****   $ 4,012.57
                                     ----------
=                                    $   83,380 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 55.04
 2      $ 55.03
 3      $ 55.03
 4      $ 55.02
 5      $ 55.01
 6      $ 55.00
 7      $ 55.00
 8      $ 54.99
 9      $ 54.98
10      $ 54.97

11      $ 54.97
12      $ 54.96
Total   $660.00

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
 1      $  331.53
 2      $  332.04
 3      $  332.56
 4      $  333.07
 5      $  333.59
 6      $  334.11
 7      $  334.63
 8      $  335.15
 9      $  335.68
10      $  336.21
11      $  336.73
12      $  337.26
Total   $4,012.57

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =

Year 5 Policy Value             $83,379.86
- Year 5 Surrender Charge       $18,694.85
                                ----------
=                               $   64,685 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $99,758.14

                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $76,146.60
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,730.53
- Mortality & Expense Charge****     $   822.35
+ Hypothetical Rate of Return*****   $10,014.43
                                     ----------
=                                    $   99,758 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 54.41
 2      $ 54.38
 3      $ 54.34
 4      $ 54.30
 5      $ 54.27
 6      $ 54.23
 7      $ 54.19
 8      $ 54.16
 9      $ 54.12
10      $ 54.08
11      $ 54.04
12      $ 54.00
Total   $650.53

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ----------
 1      $   805.17
 2      $   810.37
 3      $   815.61
 4      $   820.89
 5      $   826.21
 6      $   831.58
 7      $   836.99
 8      $   842.44
 9      $   847.94
10      $   853.48
11      $   859.06
12      $   864.70
Total   $10,014.43

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =

Year 5 Policy Value             $99,758.14
- Year 5 Surrender Charge       $18,694.85
                                ----------
=                               $   81,063 (rounded to the nearest dollar)